Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-179075, No. 333-186886, No. 333-194131, No. 333-202269, No. 333-209767, No. 333-216338, No. 333-224757, No. 333‑229889, No. 333-236636, No. 333-249807, No. 333-253417, No. 333-255895 and No. 333-263195) on Form S-8 of our reports dated March 1, 2023, with respect to the consolidated financial statements and financial statement schedule at Item 15(a)2 of Jazz Pharmaceuticals plc and the effectiveness of internal control over financial reporting.

/s/ KPMG

Dublin, Ireland
March 1, 2023